CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Policy Management Systems Corporation on Form S-8 (Nos. 33-59553, 33-59555 and 33-59575) of our report dated June 15, 1998 on our audits of the financial statements of the Policy Management Systems Corporation 401(k) Retirement Savings Plan as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 11-K.



                                     Coopers & Lybrand L.L.P.


Atlanta, Georgia
June 29, 1998